Exhibit 99.1

Biostage Names Distinguished Children’s Hospital Executive James Shmerling to its Board of Directors

Holliston, MA – March 29, 2018 - Biostage, Inc. (OTCQB: BSTG), a biotechnology company developing bioengineered organ implants to treat life-threatening conditions of the esophagus, bronchus and trachea, today announced that it has appointed James Shmerling, DHA, FACHE, President and Chief Executive Officer of Connecticut Children’s Medical Center to its Board of Directors.

Dr. Shmerling is a seasoned executive who has worked in leadership roles at several pediatric hospitals around the United States during his career. For over three decades, he has served in management roles at children’s hospitals across the country and is nationally recognized as a leader in issues concerning children’s health and wellness. Prior to joining Connecticut Children’s, Jim spent eight years as the Chief Executive Officer of Children’s Hospital Colorado. Before that, he was the Executive Director and Chief Executive Officer of the Monroe Carell Jr. Children’s Hospital at Vanderbilt from 2002 to 2007. Jim is a Fellow in the American College of Health Care Executives (ACHE).  He is an adjunct faculty member in the Hospital Administration programs, University of Alabama at Birmingham.

Dr. Shmerling commented, "I am honored and excited to join the Board of Directors for Biostage. The company is working to bring a valuable medical technology to patients in need of better solutions and outcomes. I hope my deep experience in delivering medical solutions to pediatric patients will help guide the company in moving its technology from the lab to the clinic."

Biostage CEO Jim McGorry commented, “I and the other members of the company’s Board are pleased to welcome Jim as a Biostage Board member. His breadth of experience in leading pediatric hospitals will be invaluable as Biostage develops our plans to provide solutions to the pediatric atresia market. Biostage is collaborating with Connecticut Children’s Medical Center to translate our Cellframe™ technology from pre-clinical studies to clinical trials to address pediatric esophageal atresia, and the addition of Jim to our Board supports the vision of this collaboration.”

About Biostage, Inc.

Biostage is a biotechnology company developing bioengineered organ implants based on the Company's Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to development expectations and regulatory approval of any of Biostage’s products, including those utilizing its Cellframe™ technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of Biostage’s products, including those utilizing its Cellframe™ technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, Biostage’s ability to obtain and maintain regulatory approval for its products; Biostage’s ability to expand into foreign markets, including China; plus other factors described under the heading "Item 1A. Risk Factors" in Biostage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in its other public filings. Biostage’s results may also be affected by factors of which Biostage is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

Tom McNaughton

Chief Financial Officer

774-233-7300

tmcnaughton@biostage.com